UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: July 19, 2012

(Date of earliest event reported)

eGAIN COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 19, 2012, eGain Communications Corporation (“the Company”) appointed Charles Jepson, previously the Company’s Senior Vice President of Business Development, as Senior Vice President Worldwide Sales and Business Development. Mr. Jepson was Chief Executive Officer of Inference Corporation when it merged with eGain in 2000 and had rejoined the Company in 2010 as Senior Vice President of Business Development. Prior to rejoining eGain in 2010, Mr. Jepson worked as an independent consultant specializing in enterprise software from 2006 to 2010, and prior to that time served as president and chief executive officer of multiple companies, including Extended Systems and Interlink Computer Sciences. In connection with this appointment, the variable component of Mr. Jepson’s annual salary has been increased by $50,000, to a target of $150,000, which can be earned based on performance.

The Company is also reporting on July 19, 2012, that Thomas Hresko, Vice President of Sales, will be departing the Company effective September 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 19, 2012	eGAIN COMMUNICATIONS CORPORATION

	By:	/s/ Eric N. Smit
Eric N. Smit Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)